Exhibit 10.6

BioSphere Medical, Inc.

Form of Nonstatutory Stock Option Agreement
Granted Under 1997 Stock Incentive Plan

1.                                       Grant of Option.

This agreement evidences the grant by BioSphere Medical, Inc., a Delaware corporation (the “Company”), on              ,          (the “Grant Date”) to                     , an [employee], [consultant], [director] of the Company (the “Participant”), of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s 1997 Stock Incentive Plan (the “Plan”), a total of                     shares (the “Shares”) of common stock, $.01 par value per share, of the Company (“Common Stock”) at $[                ] per Share.  Unless earlier terminated, this option shall expire at 5:00 p.m., Eastern time, on               , 20       [generally ten years from the date of grant] (the “Final Exercise Date”).

It is intended that the option evidenced by this agreement shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”).  Except as otherwise indicated by the context, the term “Participant”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2.                                       Vesting Schedule.

This option will become exercisable (“vest”) as to        % of the original number of Shares on [vesting schedule will generally be based upon time and/or performance metrics].

The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.

3.                                       Exercise of Option.

(a)                                  Form of Exercise.  Each election to exercise this option shall be in writing, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, and payment in full in the manner provided in the Plan.  The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for fewer than ten whole shares.

(b)                                 Continuous Relationship with the Company Required.  Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an [employee, officer or director of, or consultant or advisor to,] the Company or any parent or subsidiary of the Company as defined in Section 424(e) or (f) of the Code (an “Eligible Participant”).

(c)                                  Termination of Relationship with the Company.  If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraph (d)[and paragraph (e) below, with respect to Participants who are employees], the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation.  Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, unless otherwise required by law or by the Company, the right to exercise this option shall terminate immediately upon written notice to the Participant from the Company describing such violation.

(d)                                 Exercise Period Upon Death or Disability.  If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant [and, in the case of a Participant who is an employee, the Company has not terminated such relationship for “cause” as specified in paragraph (e) below,] this option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant, provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Final Exercise Date.

(e)                                  Discharge for Cause.  [For participants who are employees of the Company] If the Participant, prior to the Final Exercise Date, is discharged by the Company for “cause” (as defined below), the right to exercise this option shall terminate immediately upon the effective date of such discharge.  “Cause” shall mean: (a) a good faith finding by the Company of willful misconduct by the Participant, willful and continuous failure by the Participant to substantially perform his or her responsibilities to the Company, dishonesty, or gross negligence (other than from a mental or physical disability); or (b) the conviction of the Participant of, or the entry of a pleading of guilty or nolo contendere by the Employee to any crime involving moral turpitude or any felony.

4.                                       Withholding.

No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

5.                                       Nontransferability of Option.

This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

6.                                       Provisions of the Plan.

This option is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this option.

IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer.  This option shall take effect as a sealed instrument.

BioSphere Medical, Inc.

Dated:	By:

Name:
Title:

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof.  The undersigned hereby acknowledges receipt of a copy of the Company’s 1997 Stock Incentive Plan.

PARTICIPANT:

Address:

NOTICE OF STOCK OPTION EXERCISE

Date:

Attention:  Treasurer

Dear Sir or Madam:

I am the holder of a Nonstatutory Stock Option granted to me under the BioSphere Medical, Inc. (the “Company”) 1997 Stock Incentive Plan on                        for the purchase of                        shares of Common Stock of the Company at a purchase price of $                        per share.

I hereby exercise my option to purchase                        shares of Common Stock (the “Shares”), for which I have enclosed                         in the amount of                        Please register my stock certificate as follows:

Name(s):

Address:

Tax I.D. #:

Very truly yours,

(Signature)